Exhibit 32.01
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of Double-Take Software, Inc. (the “registrant”) on Form 10-Q for the fiscal quarter ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Dean Goodermote and S. Craig Huke, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge, on the date hereof:
(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
August 11, 2008

/s/ Dean Goodermote Dean Goodermote Chief Executive Officer

/s/ S. Craig Huke S. Craig Huke Chief Financial Officer